Exhibit 10.18

CLASS A COMMON STOCK PURCHASE AGREEMENT

This Class A Common Stock Purchase Agreement (the “Agreement”) is entered into as of July 9, 2007 (the “Effective Date”) by and among VMWARE, INC., a Delaware corporation (the “Company”), and INTEL CAPITAL CORPORATION, a Delaware corporation (“Investor”).

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $0.01 per share.

“Class B Common Stock” shall mean the Company’s Class B common stock, par value $0.01 per share.

“Common Stock” shall mean, collectively, the Company’s Class A Common Stock and Class B Common Stock.

“Conversion Shares” shall mean any shares of Class A Common Stock issued upon conversion of the Series A Preferred Stock.

“Exchange Shares” shall mean any shares of Series A Preferred Stock issued upon exchange of the Shares by Investor as provided in the Investor Rights Agreement.

“Material Adverse Effect” means a material adverse effect on the financial condition, business, assets or operations of the Company and its subsidiaries, taken as a whole; provided, however, that no effects resulting from the announcement of the execution of this Agreement, the consummation of the investment by Investor contemplated by this Agreement, or the pendency of such investment by Investor shall be deemed to be or constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or exists.

“Qualified Public Offering” means a firm commitment underwritten public offering of the Company’s Class A Common Stock pursuant to an effective registration statement under the Act for an aggregate price to the public of at least $250 million.

1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

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Defined Term	Section
“Act”	4.5(b)
“Adjusted Shares”	6.1(b)(i)
“Agreed Investor Designee”	6.2
“Agreement”	Preamble
“Anti-Dilution Shares”	6.1(a)
“Certificate”	2.1
“Closing”	3.1
“Common Shares”	6.1(b)(ii)
“Company”	Preamble
“Consent”	4.6
“Convertible Securities”	6.1(b)(iii)
“Dilutive Issuance”	6.1(a)
“Dilutive Shares”	6.1(b)(iv)
“DOJ”	10.15
“Effective Date”	Preamble
“EMC”	7.6
“Financial Statements”	4.7
“FTC”	10.15
“HSR Act”	4.6
“Investor”	Preamble
“Investor Rights Agreement”	7.8
“Options”	6.1(b)(v)
“Original Issue Price”	6.1(b)(vii)
“Original Shares”	6.1(b)(vi)
“Recapitalization Event”	6.1(b)(iv)
“Registration Statement”	4.7(a)
“Schedule of Exceptions”	4
“SEC”	4.7
“Series A Preferred Stock”	4.2(d)
“Shares”	2.2
“Termination Date”	9.1
“Trigger Price”	6.1(b)(vii)

2.	AGREEMENT TO PURCHASE AND SELL STOCK.

2.1. Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, to Investor of 9,500,000 shares of the Company’s Class A Common Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company as in effect on the date of this Agreement (the “Certificate”).

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2.2. Agreement to Purchase and Sell. Subject to the terms and conditions hereof (including, without imitation Sections 2.3 and 6.1 below), on the date of the Closing, the Company will issue and sell to Investor, and Investor shall purchase from the Company, 9,500,000 shares of Class A Common Stock (the “Shares”) at a price of $23.00 per share for an aggregate purchase price of $218.5 million. The purchase price for the Shares shall be paid by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to Investor at least one (1) business day prior to the Closing.

2.3 Adjustment. If prior to the Closing their has been a Dilutive Issuance giving rise to an adjustment under Section 6.1 below, then the number of shares and the price per share set forth in Section 2.2 above shall be adjusted as contemplated by Section 6.1, so that Investor receives, for the aggregate purchase price stated in Section 2.2, the number of Adjusted Shares computed in accordance with Section 6.1.

3.	CLOSING; DELIVERY.

3.1. The Closing. The purchase and sale of the Shares hereunder shall take place remotely via the exchange of documents and signature pages at 10:00 a.m., Pacific time, on the date that is two (2) business days following the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof, or at such other time and place as the Company and Investor may mutually agree upon (the “Closing”).

3.2. Delivery. At the Closing, the Company will deliver to Investor a certificate representing the Shares to be purchased by Investor hereunder against payment of the full purchase price therefor by wire transfer.

4. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Company hereby represents and warrants to Investor, except as disclosed in the Schedule of Exceptions (“Schedule of Exceptions”) attached to this Agreement as Exhibit A (which disclosures shall be deemed to apply to all representations or warranties to the extent the applicability of the disclosure is reasonably apparent on its face), as of the Effective Date and as of the Closing, as follows:

4.1. Organization, Good Standing and Qualification. The Company and each subsidiary of the Company is duly organized, validly existing and, when such concept is applicable, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted except, in the case of any subsidiary of the Company, where the failure to be so organized, existing and in good standing or to have such corporate power and authority, would not have or result in, individually or in the aggregate, a Material Adverse Effect. The Company has the corporate power and authority to enter into this Agreement and the Investor Rights Agreement and to perform its obligations hereunder and thereunder. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have or result in, individually or in the aggregate a Material Adverse Effect.

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4.2.	Capitalization.

(a) As of the Effective Date, the authorized capital stock of the Company consists of the following:

(i) Class A Common Stock. A total of 2,500,000,000 authorized shares of Class A Common Stock ($0.01 par value per share) of which 32,500,000 shares are issued and outstanding.

(ii) Class B Common Stock. A total of 1,000,000,000 authorized shares of Class B Common Stock ($0.01 par value per share) of which 300,000,000 shares are issued and outstanding.

(iii) Preferred Stock. A total of 100,000,000 authorized shares of Preferred Stock ($0.01 par value per share), none of which is designated as to series, issued or outstanding.

(b) Options, Warrants, Reserved Shares. As of the Effective Date, 80,000,000 shares of Class A Common Stock are reserved for issuance under the Company’s 2007 Equity and Incentive Plan under which (A) options to purchase 35,799,411 shares of Class A Common Stock at an exercise price of $23.00 per share are outstanding and (B) 452,676 restricted stock units are outstanding. As of the Closing, the Company will have designated 9,500,000 shares of its preferred stock as Series A Preferred Stock (the “Series A Preferred Stock”) subject to issuance upon the exchange of the Class A Common Stock pursuant to Section 12(a) of the Investor Rights Agreement. Except as set forth in this Section 4.2 and except for (i) the rights of conversion of the Class B Common Stock, (ii) the right to effect the exchange of Class A Common Stock for Series A Preferred Stock pursuant to Section 12(a) of the Investor Rights Agreement, (iii) the rights of conversion of the Series A Preferred Stock and (iv) options, restricted stock units and restricted stock awards issued pursuant to the Company’s 2007 Equity and Incentive Plan since the Effective Date, there are no options, warrants, conversion privileges or other rights or agreements with respect to the issuance thereof, presently outstanding obligating the Company to issue or sell any of the capital stock of the Company. Except (x) as described in this Section 4.2 or in the Investor Rights Agreement and (y) repurchase rights in respect of director options, no shares (including the Shares, the Exchange Shares and the Conversion Shares) of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment to which the Company is a party or of which the Company has actual knowledge.

(c) Outstanding Security Holders. The Schedule of Exceptions sets forth a complete list of all outstanding stockholders of the Company as of the Effective Date, including for each, the number and class of shares held.

(d) Status of Capital Stock. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances, other than liens, claims and encumbrances created or imposed by or through the holder of the securities.

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(e) Outstanding Options and Rights. Except as set forth in the Schedule of Exceptions, all outstanding options issued under the Company’s 2007 Equity and Incentive Plan vest as follows: (i) 25% of options subject to each grant vest on the first anniversary of the grant date and the remaining options vest ratably each month over the following thirty-six months or (ii) one-third of options subject to each grant vest on each of the first three anniversaries of the grant date. Except as set forth in the Schedule of Exceptions, no stock plan, stock purchase, stock option, option agreement or other similar benefit, bonus or incentive plan or program or other contract between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions, lapse of any Company repurchase rights or other changes in the terms of such contract as the result of (i) termination of employment or consulting services (whether actual or constructive) of any shareholder; (ii) any merger, consolidation, sale of stock or assets, change in control or any other transaction(s) by the Company or any subsidiary; or (iii) the occurrence of any other event or combination of events.

4.3. Subsidiaries. Each subsidiary of the Company is wholly-owned, directly or indirectly, by the Company. The shares of each subsidiary owned by the Company are duly authorized, validly issued, fully paid and non-assessable, and are free and clear of all liens, claims and encumbrances.

4.4. Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement and the Investor Rights Agreement, and necessary for the consummation of the transactions contemplated thereby and thereby, including, without limitation, the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold pursuant to this Agreement (and any Exchange Shares and Conversion Shares) has been taken or will be taken prior to the Closing. The execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in, with or without the passage of time or the giving of notice or both, a violation, breach or default by the Company of (i) any order of any government authority binding upon the Company or (ii) the Certificate or bylaws of the Company. This Agreement constitutes, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles, and, with regard to the indemnification provisions contained in the Investor Rights Agreement, to the extent such indemnification provisions may be limited by applicable federal and state securities laws and principles of public policy.

4.5. Valid Issuance of Stock.

(a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable and free of all liens, claims and encumbrances (other than any such matters created or imposed by or through Investor). Prior to the Closing, the Exchange Shares and the Conversion Shares will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Investor Rights Agreement, the Exchange Shares and the

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Conversion Shares will be duly and validly issued, fully paid and non assessable and free of all liens, claims and encumbrances (other than any such matters created or imposed by or through Investor).

(b) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

4.6. Government and Third Party Consents. Except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Act”) and any consent, waiver, approval, order, permit, authorization, declaration, notification, filing, designation, qualification or registration which, if not obtained or made, would not have or result in, individually or in the aggregate, a Material Adverse Effect, no consent, waiver, approval, order, permit, authorization, declaration, notification, filing, designation, qualification or registration (“Consent”) of or with any governmental authority or any other person is required to be made or obtained by the Company in connection with (i) the execution and delivery of this Agreement or the Investor Rights Agreement; or (ii) the performance by the Company of its obligations under this Agreement or the Investor Rights Agreement or the consummation of the transactions contemplated hereby and thereby other than a filing on Form D and filings pursuant to applicable blue sky laws.

4.7. Registration Statement; Financial Statements.

(a) The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 dated April 26, 2007, an Amendment No. 1 to such registration statement dated June 11, 2007 and is filing an Amendment No. 2 to such registration statement dated the date hereof (such registration statement, as so amended, the “Registration Statement”). The Registration Statement complied at the time of filing in all material respects with all applicable requirements of the Act. The Registration Statement, including any financial statements or schedules included or incorporated by reference therein, did not when filed, does not at the Effective Date and will not (as it may be amended prior to Closing) at the Closing contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein not misleading. The Company has delivered to Investor true and complete copies of all comments received from the SEC with respect to the Registration Statement. The audited consolidated financial statements of the Company included in the Registration Statement (the “Financial Statements”) fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

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(b) The Company has heretofore made, and hereafter will make, available to Investor a complete and correct copy of the Registration Statement and any amendments or modifications filed with the SEC.

4.8. Registration Rights. The Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that are senior to or in conflict with the rights granted to Investor in the Investor Rights Agreement.

4.9. Interested Party Transactions. Except as disclosed in the Registration Statement, there are no material contracts, agreements or proposed transactions between the Company and any of its executive officers, directors or controlling stockholders, and to the Company’s knowledge, none of the Company’s directors or executive officers has a material interest in any material contract or business transaction involving the Company.

5. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to the Company, as of the Effective Date and as of the Closing, as follows:

5.1 Organization, Corporate Power. Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the Investor Rights Agreement and to perform its obligations hereunder and thereunder.

5.2. Authorization. All corporate action on the part of Investor necessary for the authorization, execution and delivery of, and the performance of all obligations of Investor under, this Agreement and the Investor Rights Agreement, and necessary for the consummation of the transactions contemplated hereby and thereby has been taken or will be taken by the Closing. The execution, delivery and performance by Investor of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in, with or without the passage of time or the giving of notice or both, either a violation, breach or default by Investor of (i) any order of any government authority binding upon Investor or (ii) the certificate of incorporation or bylaws of Investor. This Agreement constitutes, and the Investor Rights Agreement when it becomes effective in accordance with its terms will constitute, (in each case, assuming due authorization, execution and delivery by the other parties hereto and thereto) valid and binding obligations of Investor enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles, and, with regard to the indemnification provisions contained in the Investor Rights Agreement, to the extent such indemnification provisions may be limited by applicable federal and state securities Laws and principles of public policy.

5.3. Investigation; Economic Risk. Investor acknowledges that it has had an opportunity to discuss the business and affairs of the Company and its subsidiaries with its officers. Investor further acknowledges having had access to information about the Company that it has requested. Investor acknowledges that it has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the transactions

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contemplated by this Agreement and the Investor Rights Agreement and has the ability to bear the economic risks of holding the Shares for an indefinite period. The parties acknowledge and agree that nothing in this Section 5.3 shall limit or modify any representation or warranty of the Company in Section 4 hereof, or the right of Investor to rely thereon.

5.4. Purchase for Own Account. The Shares and any Exchange Shares (and any Conversion Shares issued on conversion of the Exchange Shares) will be acquired by Investor for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

5.5. Exempt from Registration; Restricted Securities. Investor understands that the Shares, and Exchange Shares and any Conversion Shares will not be registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of Investor’s representations set forth in this Agreement. Investor understands that the Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; and that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

5.6. Restrictive Legends. Investor understands that each certificate representing (a) the Shares, (b), the Exchange Shares, (c) the Conversion Shares, and (d) any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION FROM REGISTRATION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

5.7 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Shares, Exchange Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares., the Exchange Shares or the Conversion Shares.

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5.8. Accredited Investor. Investor is a large institutional “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

6.	COVENANTS.

6.1 Antidilution.

(a) If at any time after the Effective Date the Company sells or issues or agrees to sell or issue (or is deemed to do so under Section 6.1(e)) Dilutive Shares (as defined below) to any person or entity for no consideration (which shares, for purposes of the calculation contemplated by this Section 6.1, shall be deemed to have been issued for par value) or consideration per share that is less than the Trigger Price (as defined below) in effect immediately prior to such issuance or sale (each, a “Dilutive Issuance”), the Company shall concurrently, at the option of the Company, either (A) issue to Investor for no consideration a number of shares of Class A Common Stock equal to (i) Investor’s Adjusted Shares (as defined below) less (ii) Investor’s Original Shares (as defined below) (the “Anti-Dilution Shares”), or (B) pay to Investor an amount in cash equal to the product of (x) an amount equal to the Trigger Price immediately prior to such Dilutive Issuance less the consideration paid in respect of such Dilutive Shares multiplied by (y) Investor’s Original Shares. For purposes of this Section 6.1, such shares shall be allocated a portion of the consideration of the initial issuance of Class A Common Stock pursuant to this Agreement and in no event shall any shares be issued at a price less than the par value thereof. No fractional shares of Class A Common Stock shall be issued pursuant to this Section 6.1. The number of shares of Class A Common Stock issued shall be rounded to the nearest integral number of whole shares of Class A Common Stock. For the purposes of this Section 6.1, whenever Dilutive Shares are issued for a consideration other than cash, either in whole or in part, the fair market value of the Dilutive Shares issued shall be as established in good faith by resolution of the Company’s board of directors.

(b) Definitions. For the purposes of this Section 6.1, for each Dilutive Issuance, the following terms shall have the following meanings:

(i) “Adjusted Shares” means the number of shares of Class A Common Stock equal to the product of (x) the Investor’s Original Shares, multiplied by (y) the quotient of (1) the Trigger Price in effect immediately prior to a Dilutive Issuance, divided by (2) the Trigger Price in effect immediately after such Dilutive Issuance. Any Adjusted Shares issued under this Agreement shall be deemed to be “Shares.”

(ii) “Common Shares” means shares of Class A Common Stock, shares of Class B Common Stock or any other class of common stock of the Company.

(iii) “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(iv) “Dilutive Shares” means Common Stock, Options and Convertible Securities issued or deemed issued after the Effective Date other than:

(A) Shares of Class A Common Stock issued upon conversion of the Class B Common Stock in accordance with its terms;

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(B) Shares of Series A Preferred Stock issued in exchange for Class A Common Stock in accordance with the terms and conditions of this Agreement and the Investor Rights Agreement and shares of Class A Common Stock issued upon conversion of shares of Series A Preferred Stock;

(C) Up to 8,749,583 Options granted pursuant to the Company’s 2007 Equity and Incentive Plan, and Common Shares issued upon exercise of any such Options or any other Options outstanding as of the Effective Date;

(D) Common Shares, Options or Convertible Securities issued upon exercise, conversion or exchange of any Convertible Securities existing as of the Effective Date; and/or

(E) Common Shares (and/or Convertible Securities and Options, and the Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued in connection with any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other distribution of Shares (each, a “Recapitalization Event”) that does not affect the relative economic interests or rights of holders of Common Shares.

For the avoidance of doubt, any registered public offering of the Company’s Common Stock at a public offering price (before underwriting discount) of less than the Trigger Price in effect at such time shall be deemed a Dilutive Issuance.

(v) “Options” means rights, options, warrants, restricted stock units, restricted stock awards or other rights to subscribe for, purchase or otherwise acquire, directly or indirectly, Common Shares or Convertible Securities.

(vi) “Original Shares” means (x) with respect to the first Dilutive Issuance, the total number of shares of Class A Common Stock set forth in Section 2.2 hereof to be acquired by Investor pursuant to this Agreement (as adjusted for any Recapitalization Event) and (y) with respect to each Dilutive Issuance thereafter, the total number of Adjusted Shares immediately prior to such Dilutive Issuance (as adjusted for any Recapitalization Event). For the avoidance of doubt, any Common Shares acquired by Investor or an affiliate of Investor from either the Company or any other stockholder of the Company under any contract other than this Agreement shall in no event be included in the number of Original Shares under this Section 6.1 or any adjustment pursuant to this Section 6.1.

(vii) “Trigger Price” shall initially mean (A) $23.00 per share, and (B) if no Qualified IPO shall have been closed on or before December 31, 2007, from and after January 1, 2008 shall mean the “Repurchase Price” in effect from time to time under the Investor Rights Agreement (as adjusted for any Recapitalization Event, the “Original Issue Price”). In connection with each Dilutive Issuance, the Trigger Price shall be adjusted downwards to equal the lowest price per Dilutive Share paid for the Dilutive Shares issued or sold in such Dilutive Issuance.

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The Trigger Price shall also be proportionately adjusted from time to time for any Recapitalization Event pursuant to which securities of the Company are issued with respect to the Original Shares and/or Adjusted Shares.

(c) Covenant Regarding Anti-Dilution Shares. The Company hereby represents, warrants and covenants that (i) as a condition precedent to the issuance or sale of any Dilutive Shares in a Dilutive Issuance, the Company shall have reserved at the time of such Dilutive Issuance out of its authorized but unissued capital stock sufficient shares of Class A Common Stock to enable the Company to issue all of the applicable Anti-Dilution Shares pursuant to this Section 6.1, and (ii) all Anti-Dilution Shares issued pursuant to this Section 6.1 shall, upon issuance for no additional consideration, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims and encumbrances, other than liens, claims or encumbrances created or imposed by or through Investor.

(d) Termination of Antidilution Rights. The rights granted under this Section 6.1 shall terminate at the closing of the Company’s Qualified Public Offering.

(e) Deemed Issuances of Shares. In the case of any issuance (whether on or after the Effective Date) by the Company of any Convertible Securities or Options (other than Convertible Securities or Options described in Sections 6.1(b)(iv)(B)—(E) above), the following provisions shall apply for all purposes of this Section 6.1:

(i) For any Convertible Securities issued (other than pursuant to the exercise of Options) after the Effective Date, the aggregate maximum number of Common Shares deliverable upon conversion or exercise of or in exchange for any such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such Convertible Securities plus the minimum additional consideration, if any, to be paid under the terms of such Convertible Security upon conversion, exercise or exchange of such Convertible Securities into the Common Shares covered thereby; provided, however, that there shall be no further adjustment in the number of Common Shares issued or deemed issued upon the subsequent issue of Common Shares upon exercise, conversion or exchange of such Convertible Securities.

(ii) For any Options issued, the aggregate maximum number of Common Shares deliverable upon exercise of the Options, or, in the case of Options for Convertible Securities, the conversion, exercise or exchange of such Convertible Securities, shall be deemed to have been issued at the time such Options were issued for a consideration equal to the consideration, if any, received by the Company for such Options, plus the minimum exercise price provided in such Options for the Common Shares or Convertible Securities covered thereby, and, in the case of Options for Convertible Securities, plus the amount of additional consideration, if any, to be paid upon the conversion, exercise or exchange of such Convertible Securities; provided, however, that there shall be no further adjustment in the number or price of Common Shares or Convertible Securities issued or deemed issued upon the subsequent issue of Common Shares or Convertible Securities upon exercise of such Options or the exercise, conversion or exchange of such Convertible Securities.

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(iii) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the number and price of Common Shares deemed issued upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of exercise, conversion or exchange under such Convertible Securities; provided that no such recomputation shall affect the validity of any previously issued Anti-Dilution Shares or the rights of any holder thereof with respect thereto solely to the extent such Anti-Dilution Shares have been sold by Investor.

(iv) Upon the expiration of any such Options or any rights of exercise, conversion or exchange under such Convertible Securities which shall not have been exercised, the number and price of Common Shares deemed issued upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the exercise, conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise of such Options, plus, in the case of any such Options for Convertible Securities, the amount of additional consideration actually received by the Company upon exercise, conversion or exchange of such Convertible Security, or for the issue of all such Convertible Securities which were actually exercised, converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such exercise, conversion or exchange; provided that no such recomputation shall affect the validity of any previously issued Anti-Dilution Shares or the rights of any holder thereof with respect thereto solely to the extent such Anti-Dilution Shares have been sold by Investor prior to such occurrence.

(f) Any payment to Investor made under this Section 6.1 shall be treated for U.S. federal income tax purposes as an adjustment of the purchase price paid by Investor for the Shares to the extent permitted by U.S. federal income tax law.

6.2 Board of Directors. Each of the Company and Investor shall take all such actions as are reasonably necessary to appoint an executive of Intel Corporation designated by Investor and acceptable to the Company’s Board of Directors (the “Agreed Investor Designee”) to the Company’s Board of Directors, with such appointment to be effective on the later of (a) the Closing Date and (b) the closing of a Qualified Public Offering or September 30, 2007 if the Closing Date has occurred but a Qualified Public Offering has not closed by September 30, 2007. Such director’s term shall initially be for three years, subject to the provisions of the Company’s Certificate of Incorporation.

6.3 Public Announcement. Each of the Company and Investor shall consult with each other before issuing any press release announcing the execution of this Agreement, and any joint press release shall be issued only in such form as shall be mutually agreed upon by the Company and Investor.

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7. CONDITIONS TO INVESTOR’S OBLIGATIONS AT THE CLOSING. The obligation of Investor to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

7.1	Representations and Warranties Correct.

(a) The representations and warranties made by the Company in Section 4 hereof that are qualified as to materiality shall be true and correct as if made on and as of the Closing Date (or in the case of representations and warranties that expressly refer to a specific date, as of such specific date), and

(b) All other representations and warranties of the Company in Section 4 hereof shall be true in all material respects, as if made on and as of the Effective Date (or, in the case of representations and warranties that expressly refer to a specific date, as of such specific date), except where the failure to be true and correct would not have or result in, individually or in the aggregate, a Material Adverse Effect.

7.2 Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

7.3 Antitrust; Consents. Any waiting period (and any extension thereof) under any United States or foreign antitrust or merger control law applicable to the transactions contemplated by this Agreement and the Investor Rights Agreement , including, without limitation, the HSR Act, shall have expired or shall have been terminated. The Company shall have fully satisfied (including, without limitation, with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly relating to, arising out of or affecting the Shares or their issuance and sale to Investor.

7.4 Securities Laws. The offer and sale of the Shares to Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

7.5 Series A Preferred Stock. The Company’s board of directors shall have duly designated the Series A Preferred Stock and shall have authorized and reserved for issuance shares of Series A Preferred Stock sufficient to effect the Exchange.

7.6 Investors Rights Agreement. The Investor Rights Agreement, dated as of the date hereof (the “Investor Rights Agreement”), by and among the Company, Investor and EMC Corporation, a Massachusetts corporation (“EMC”), shall be in full force and effect.

7.7. Material Adverse Change. As of the Closing, no Material Adverse Effect shall have occurred since the Effective Time and be continuing and there shall exist no facts or circumstance that are, individually or in the aggregate, reasonably expected to have a Material

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Adverse Effect; provided, that this condition shall be deemed satisfied if the Company shall close before January 1, 2008 a Qualified IPO at a public offering price (before underwriting discount) of not less than $23.00 per share (as adjusted to reflect the full effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change after the Effective Date); provided further, that this condition shall be deemed satisfied if all of the following occur with respect to the same Qualified Public Offering: (a) the Company shall have advised Investor not more than 72 hours or less than 60 hours prior to the anticipated time of pricing of such Qualified IPO, (b) Investor shall not have notified the Company not less than 48 hours prior to the anticipated time of pricing of such Qualified IPO in accordance with Section 10.5 that it believes that a Material Adverse Effect has occurred since the Effective Date or that there exist facts or circumstances that are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, and including a brief description of such Material Adverse Effect, facts and circumstances, and (c) such Qualified IPO is priced on the anticipated pricing date (or within 24 hours thereafter) and closes within 4 business days after such pricing and prior to January 1, 2008.

8. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING. The obligation of the Company to effect the Closing under this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions:

8.1. Representations and Warranties. The representations and warranties made by Investor in Section 5 shall be true and correct as if made on and as of the Closing Date (or in the case of representations and warranties that expressly refer to a specific date, as of such specific date), in each case, except (other than with respect to the representations and warranties set forth in Sections 5.3, 5.4, 5.5 and 5.8, which must be true and correct in all respects) where the failure to be true and correct would not materially and adversely affect Investor’s ability to perform its obligations under this Agreement.

8.2. Performance of Obligations. Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

8.3. Payment of Purchase Price. Investor shall have delivered to the Company the purchase price in accordance with the provisions of Section 3.

8.4. Antitrust; Consents. Any waiting period (and any extension thereof) under any United States or foreign antitrust or merger control law applicable to the transactions contemplated by this Agreement and the Investor Rights Agreement, including, without limitation, the HSR Act, shall have expired or shall have been terminated.

8.5. Securities Exemptions. The offer and sale of the Shares to Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act, and the registration and/or qualification requirements of all applicable state securities laws.

8.6 Investor Rights Agreement. The Investor Rights Agreement shall be in full force and effect.

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9.	TERMINATION.

9.1 Events of Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company, EMC and Investor; (b) by the Company, EMC or Investor if any governmental authority of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Investor Rights Agreement; provided, that the party so requesting termination shall have complied with Section 10.15; (c)(i) by the Company, if any of the conditions set forth in Section 8 shall have become incapable of fulfillment on or prior to December 31, 2007 (the “Termination Date”), or (ii) by Investor, if any of the conditions set forth in Section 7 shall have become incapable of fulfillment prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date. The party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give written notice of such termination to each other party.

9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company or Investor or any of their respective officers, directors or affiliates; provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of a representation, warranty, or covenant contained in this Agreement prior to such termination.

10.	MISCELLANEOUS.

10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed and construed in accordance with the internal laws of the state of Delaware without regard to principles of conflicts of laws.

10.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and (other than the covenants contained in Section 6.1, which shall survive until terminated as provided in Section 6.1(d)) until the first anniversary of the Closing.

10.3. Successors and Assigns; No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by Investor without the written consent of the Company except to a parent corporation, a subsidiary or affiliate of Investor. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of Investor. Nothing contained in this Agreement, express or implied, is intended to confer any rights, remedies or benefits upon any person or entity, other than the parties hereto or their respective successors and permitted assigns.

10.4. Entire Agreement. This Agreement, the schedules and exhibits hereto and the Investor Rights Agreement constitute the entire understanding and agreement between the

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parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the Effective Date, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

10.5. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties (b) when sent by facsimile if sent during normal business hours of the recipient with confirmation of sending to the fax number set forth below, or if sent outside normal business hours with confirmation of sending, then notice shall be deemed to have been duly given on the next business day; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Investor:

Intel Capital Corporation

c/o Intel Corporation

2200 Mission College Blvd., M/S RN6-46

Santa Clara, California 95052

Attn: Intel Capital Portfolio Manager

Fax: (408) 765-6038

With a copy by e-mail to:

portfolio.manager@intel.com

To the Company:

VMware, Inc.

3401 Hillview Avenue

Palo Alto, California 94304

Attn: Legal Department

Phone: (650) 427-5000

Fax: (650) 427-5001

With copies to:

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

Attn: Office of the General Counsel

Phone: (508) 435-1000

Fax: (508) 497-6915

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Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving the other parties written notice of the new address in the manner set forth above.

10.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each party hereto.

10.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of the non-breaching parties nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

10.8. Legal Fees. Each party hereto shall pay its own legal expenses in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, each of the Company and Investor shall pay one half of any filing fees under the HSR Act relating to the transactions contemplated by this Agreement and the Investor Rights Agreement.

10.9. Finder’s Fees. Each party represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

10.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

10.11. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

10.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

10.13 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall,

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within thirty (30) days of a written request by any party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior officers in such meeting, the parties agree that they shall, if requested in writing by any party, meet within thirty (30) days after such written notification for one (1) day with a neutral mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, any party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

10.14. No Commitment for Additional Financing. The Company acknowledges and agrees that Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company or any Subsidiary in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein.

10.15. Required Filings; Cooperation. (a) Each of Company, EMC and Investor agree that they will use their reasonable best efforts to make all filings required to be made by them in order to complete the transactions contemplated under this Agreement and the Investor Rights Agreement, including, without limitation, all filings under the HSR Act.

(b) Between the Effective Date and the Closing, each party hereto will (i) reasonably cooperate with the other party with respect to all filings that such other party elects to make or is required by applicable laws to make in connection with the transactions contemplated under this Agreement, and (ii) reasonably cooperate with the other parties, including, without limitation, taking all actions reasonably requested by such other parties, to cause early termination of any applicable waiting period under the HSR Act; provided that if any party reasonably requests confidentiality restrictions with respect to the foregoing: (A) the parties hereto will consult with each other with respect thereto; (B) if agreement is not reached with respect to such confidentiality restriction, the other party shall request confidential treatment with respect to the affected item; and (C) if the confidential treatment request is not approved, then such other party shall be free to disclose the affected item as required by applicable law. Each of the parties shall keep the others reasonably apprised of the status of any such filing and any inquiries or requests for additional information from the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”). The parties shall use commercially reasonable efforts to comply with any such inquiry, request and/or conditions of the FTC and DOJ. Nothing in this Agreement, however, shall require or be construed to require any party hereto, in order to obtain the consent or successful termination of any review of the FTC, DOJ or any other Governmental Authority regarding the transactions contemplated by this Agreement and the Investor Rights Agreement, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Closing, any assets, businesses or any interests in any assets or businesses, of such party or any of its affiliates (or to consent to any sale, or agreement to sell, any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by such party of any assets or businesses, or (ii) enter into any agreement or be bound by any obligation that, in such party’s good faith judgment, may have an adverse effect on the benefits to such party of the transactions contemplated by this Agreement and the Investor Rights Agreement.

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(c) The Company acknowledges that the timing of its proposed initial public offering is not dependent on any antitrust filing to be made by Investor pursuant to this Agreement, and agrees that the Company shall have no claim under this Agreement for any alleged effect on such contemplated offering due to any alleged delay by Investor in making any such filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

INTEL CAPITAL CORPORATION	VMWARE, INC.

2200 Mission College Boulevard	3401 Hillview Avenue
Santa Clara, California 95052	Palo Alto, California 94304

Signature	Signature

Arvind Sodhani
Printed Name	Printed Name

President
Title	Title

SIGNATURE PAGE FOR CLASS A COMMON

STOCK PURCHASE AGREEMENT

Exhibit A

Schedule of Exceptions

This Schedule of Exceptions comprises the Schedule of Exceptions delivered by VMware, Inc., a Delaware corporation (the “Company”), pursuant to the Class A Common Stock Purchase Agreement, dated as of July 9, 2007 (the “Agreement”), by and between the Company and Intel Capital Corporation.

Capitalized terms used in this Schedule of Exceptions but not defined herein shall have the meanings assigned to them in the Agreement.

To the extent a state of facts or the occurrence of any event is described in this Schedule of Exceptions for purposes of qualifying a representation, warranty or covenant of the Company contained in the Agreement, the existence of such a state of facts or the occurrence of such event shall not be deemed to constitute a breach of such representation, warranty or covenant of the Company set forth in the Agreement.

Matters or items included in this Schedule of Exceptions are not necessarily limited to the matters required by the Agreement to be disclosed in this Schedule of Exceptions. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Nothing in this Schedule of Exceptions shall constitute an admission of any liability or obligation of the Company to any third party, nor an admission to any third party against the Company’s interests. This Schedule of Exceptions is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company or any of its Affiliates, except as and to the extent provided in the Agreement.

The disclosure of any item or information in this Schedule of Exceptions shall not (i) be construed as an admission that such item or information is material to the Company, (ii) be deemed to constitute an admission, or otherwise imply, that any such item or information is material or created measures for materiality for the purposes of the Agreement, or (iii) represent a determination by the Company that such item did not arise in the ordinary course of business. Headings have been inserted on the sections of this Schedule of Exceptions for convenience of reference only and shall not have the effect of amending or changing the express description of the sections as set forth in the Agreement.

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Section 4.1

Organization, Good Standing and Qualification

None.

Section 4.2

Capitalization

1)	See Article VI of the Master Transaction Agreement by and between the Company and EMC Corporation (“EMC”) for certain rights relating to the issuance of shares to EMC.

2)	EMC holds 32,500,000 shares of the Company’s Class A Common Stock and 300,000,000 shares of the Company’s Class B Common Stock.

3)	The Company may in the future enter into an Employment Agreement with its CEO and President, which agreement may contain terms that, had such agreement been in effect as of the Effective Date, would require to be described in this Schedule of Exceptions.

4)	The Company intends to conduct a voluntary exchange offer, as described under the caption “Exchange Offer” in the the Amendment No. 2 to the Form S-1 (the “S-1”). The vesting schedule of the options and restricted stock to be issued in connection with the exchange offer are set forth in such section of the S-1.

5)	The CFO of the Company holds RSUs that are subject to the terms and conditions as set forth under the caption “Material New Hire” in the S-1.

6)	The non-employee directors of the Company were each granted 40,000 options to purchase Class A common stock, which options are subject to repurchase rights in certain circumstances. One director has exercised his options, and other directors may also exercise. See the S-1.

7)	See the disclosure under the caption “Compensation Discussion and Analysis” in the S-1 for information on certain termination or change in control benefits.

8)	The Company intends to sell 33,000,000 shares of Class A common stock in an initial public offering (see the S-1). The Company also intends to grant the underwriters in the offering an option to purchase up to 4,950,000 additional shares of Class A common stock to cover over-allotments.

Section 4.3

Subsidiaries

None.

Section 4.4

Due Authorization

None.

Section 4.5

Valid Issuance of Stock

None.

Section 4.6

Government and Third Party Consents

None.

Section 4.7

Registration Statement; Financial Statements

None.

Section 4.8

Registration Rights

None.

Section 4.9

Interested Party Transactions

1)	The Company may enter into an Employment Agreement with its CEO and President.

2)	The Company’s CEO and President’s husband, Mendel Rosenblum, is employed as the Chief Scientist of the Company. He is entitled to an annual salary and may be granted equity in the Company from time to time.

A-10